$500,000,000 Gillette CoreNotessm	Filed under Rule 424(b)(2), Registration Statement No. 333-86336
Pricing Supplement No. 003 - dated September 27, 2002
(To Prospectus dated July 10, 2002, and Prospectus Supplement dated August 23, 2002)

			Purchasing	Proceeds,	Interest	Interest	Stated	Survivor’s
CUSIP	Aggregate Principal	Price to	Agent’s	Before Expenses,	Rate	Payment	Maturity	Option
Number	Amount	Public(1)	Discount/	to	Per Annum	Frequency	Date
			Commission(1)	Gillette(1)		(begin date)

37576GAC4	$6,753,000	100.00%	1.50%	98.50%	4.65%	quarterly	10/2/2012	Yes
1/15/03
Redemption Information: Redeemable at the option of The Gillette Company on 10/15/2003 and each Interest Payment Date thereafter at a price equal to 100%.
Other/Additional Provisions:

The Gillette Company Prudential Tower Building Boston, MA 02199	Trade Date: September 27, 2002
Original Issue Date: October 2, 2002
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount Note: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
Merrill Lynch DTC Participant Number: 5132	Merrill Lynch & Co. Purchasing Agent Acting as Principal

(1) Expressed as a percentage of the aggregate principal amount. “CoreNotessm” is a service mark of Merrill Lynch & Co., Inc.